UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2004

Mosaic Phosphates Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-71510-06 (Commission File Number)	36-3892806 (I.R.S. Employer Identification No.)

100 South Saunders Road, Suite 300
Lake Forest, Illinois 60045
(847) 739-1200
(Address and telephone number, including area code, of principal executive offices)

IMC Phosphates Company

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01       Changes in Control of Registrant.

On October 19, 2004, pursuant to the Agreement and Plan of Merger by and among IMC Global Inc. (“IMC”), PRP-GP LLC (“PRP-GP”), FMRP Inc. (“FMRP”), Phosphate Resource Partners Limited Partnership (“PLP”), and Phosphate Acquisition Partners L.P. (“PAP” or the “Company”), a wholly-owned subsidiary of IMC, dated as of March 17, 2004 (the “Merger Agreement”), PLP merged with and into the PAP, with PAP surviving the Merger (the “IMC Merger”).  Upon completion of the IMC Merger, PAP and the registrant, Mosaic Phosphates Company (formerly known as IMC Phosphates Company) (“Mosaic Phosphates”) became indirect wholly-owned subsidiaries of IMC.

On October 22, 2004, pursuant to the Agreement and Plan of Merger and Contribution dated as of January 26, 2004, by and among IMC (now known as Mosaic Global Holdings Inc.)(“Mosaic Holdings”), Global Nutrition Solutions, Inc. (now known as The Mosaic Company) (“Mosaic”), GNS Acquisition Corp., Cargill, Incorporated (“Cargill”) and Cargill Fertilizer, Inc., as amended by Amendment No. 1 to Agreement and Plan of Merger and Contribution, dated as of June 15, 2004, and as subsequently amended by Amendment No. 2 to Agreement and Plan of Merger and Contribution, dated as of October 18, 2004 (the “Merger and Contribution Agreement”), (i) GNS Acquisition Corp., a wholly-owned subsidiary of Mosaic, merged with and into Mosaic Holdings (the “Mosaic Merger”), with Mosaic Holdings surviving the Mosaic Merger and (ii) Cargill and certain of its affiliates (the “Cargill Contributing Corporations”) contributed equity interests in certain entities owning all or substantially all of Cargill’s fertilizer businesses (the “Contribution” and, together with the Mosaic Merger, the “Transactions”).  Upon completion of the Mosaic Merger, (i) Mosaic Holdings became a wholly-owned subsidiary of Mosaic, resulting in a change of control of Mosaic Holdings, and (ii) as indirect wholly-owned subsidiaries of Mosaic Holdings, each of PAP and Mosaic Phosphates became indirect wholly-owned subsidiaries of Mosaic, resulting in a change of control of each of PAP and Mosaic Phosphates.  In addition, at the effective time of the Mosaic Merger, Mosaic Holdings’ corporate name was changed from IMC Global Inc. to Mosaic Global Holdings Inc.

Pursuant to the Mosaic Merger, each outstanding share of Mosaic Holdings’ common stock, par value $1.00 per share (“Mosaic Holdings Common Stock”), was converted into and became the right to receive one share of common stock, par value $.01 per share, of Mosaic (“Mosaic Common Stock”).  In addition, in the Mosaic Merger each outstanding share of  Mosaic Holdings’ 7.50% Mandatory Convertible Preferred Shares, par value $1.00 per share (“Mosaic Holdings Preferred Stock”), was converted into and became the right to receive one share of Mosaic’s 7.50% Mandatory Convertible Preferred Shares, par value $.01 per share.  As consideration for the Contribution, the Cargill Contributing Corporations received shares of Mosaic Common Stock representing approximately 66.5% of the outstanding shares of Mosaic Common Stock (after giving effect to the Transactions), in addition to 5,458,955 shares of Mosaic’s Class B common stock, par value $.01 per share.  Following consummation of the Transactions, the holders of Mosaic Global Common Stock own approximately 33.5% of the outstanding shares of Mosaic Common Stock.

In connection with the execution of the Merger and Contribution Agreement, Cargill and Mosaic also entered into an Investor Rights Agreement, dated as of January 26, 2004 (the “Investor Rights Agreement”), which was amended on October 22, 2004 to add as parties thereto the Cargill Contributing Corporations other than Cargill.  The Investor Rights Agreement provides for, among other things, Cargill and Mosaic Global to designate seven and four director nominees, respectively, with respect to each election of Mosaic’s board of directors during the four-year period following completion of the Transactions.  A copy of the Investor Rights Agreement, as amended by Amendment No. 1 dated October 22, 2004, was filed as Exhibit 10.1 to Mosaic’s Form 8-A dated October 22, 2004, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOSAIC PHOSPHATES COMPANY

By:	Mosaic Phosphates MP Inc.
Its Managing General Partner

/s/ ROBERT M. QUALLS
Robert M. Qualls
Vice President and Controller

Date: October 28, 2004